Exhibit (l)(ii)

[Letter of Skadden, Arps, Slate, Meagher & Flom LLP]

May 6, 2013

The Gabelli Global Utility & Income Trust

One Corporate Center

Rye, New York 10580-1422

Re:    The Gabelli Global Utility & Income Trust Rights Offering Shelf Takedown

Ladies and Gentlemen:

We have acted as special counsel to The Gabelli Global Utility & Income Trust, a Delaware statutory trust (the “Company”), in connection with the Company’s issuance to its holders of the Company’s common shares of beneficial interest, par value $0.001 per share (the “Common Shares”) (the “Record Date Shareholders”) at the close of business on May 7, 2013 of transferable rights (the “Rights”), entitling such Record Date Shareholders to subscribe for up to 1,032,428 additional Common Shares and up to 1,032,428 of the Company’s newly issued Series A Cumulative Puttable and Callable Preferred Shares, par value $0.001 per share (the “Preferred Shares,” and together with the Common Shares, the “Shares”).

This opinion is being furnished in accordance with the requirements of sub paragraph (l) of item 25.2 of part C of Form N-2.

In rendering the opinions set forth herein, we have examined and relied on originals or copies of: (i) the Company’s shelf registration statement on Form N-2 (No. 333-175701) filed on July 21, 2011 by the Company, as amended by pre-effective Amendment No. 1 thereto and post-effective Amendments Nos. 1 through 6 thereto (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933 (the “Act”); (ii) the Certificate of Trust of the Company; (iii) the Second Amended and Restated Agreement and

Declaration of Trust of the Company; (iv) the Statement of Preferences defining the terms of the Preferred Shares; (v) the By-laws of the Company, as amended to date; (vi) certain resolutions of the Board of Trustees of the Company, and a duly authorized Pricing Committee thereof, relating to, among other things, the authorization of (a) the execution and delivery by the Company of the Dealer Manager Agreement, dated May 7, 2013, by and among G.research, Inc., the Company and Gabelli Funds, LLC, a Delaware limited liability company and the investment adviser to the Company (the “Dealer Manager Agreement”) and (b) the issuance of the Rights and the sale and issuance of the Shares upon the exercise of the Rights (the “Resolutions”); (vii) a certificate dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Company’s formation, good standing and existence in the State of Delaware; (viii) a form of subscription certificate evidencing the Rights (the “Subscription Certificate”); (ix) an executed copy of the Dealer Manager Agreement; (x) a certificate dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Company’s formation, good standing and existence in the State of Delaware; and (xi) a specimen certificate evidencing the Preferred Shares.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, including endorsements, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. We have also assumed that the terms of the Rights have been established so as not to, and that the execution and delivery by the Company of the Dealer Manager Agreement and the Subscription Certificate and the performance by the Company of its obligations thereunder, do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its properties are subject, (ii) any law, rule, or regulation to which the Company or any of its properties are subject

(except that we do not make the assumption set forth in this clause (ii) with respect to the Opined-on Law (as defined below)), (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.

Our opinions set forth herein are limited to the Delaware Statutory Trust Act (the “DSTA”) and those laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined-on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined-on Law or as to the effect of any such non-Opined-on Law on the opinions herein stated.

Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

(1)	the Rights have been duly authorized by all statutory trust action by the Company and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms; and

(2)	the Shares, upon exercise of the Rights, have been duly authorized by all statutory trust action by the Company, and when issued and delivered by the Company pursuant to the Resolutions, the Subscription Certificate, the Dealer Manager Agreement and the Registration Statement against payment of the consideration set forth therein, the Shares will be validly issued, and will be fully paid and non-assessable.

The opinions set forth above are subject to the following further qualifications, assumptions and limitations:

(a)	the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law); and

(b)	to the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any agreement, our opinions stated herein are rendered solely in reliance upon New York General Obligations Law sections 5-1401 and 5-1402 and Rule 327(b) of New York Civil Practice Law and Rules and are subject to the qualification that such enforceability may be limited by, in each case, the terms of such sections 5-1401 and 5-1402, as well as by principles of public policy, comity or constitutionality.

We hereby consent to the filing of this opinion with the Commission. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

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